SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                          TRM COPY CENTERS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration
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
                          TRM COPY CENTERS CORPORATION

                    Notice of Annual Meeting of Shareholders
                                October 28, 1997



To Our Shareholders:

     The annual meeting of the shareholders of TRM Copy Centers Corporation, an Oregon corporation (the "Company"), will be held on Tuesday, October 28, 1997 at 9 a.m. at the U.S. Bancorp Tower, 41st Floor, John Elorriaga Auditorium, 111 S.W. Fifth Avenue, Portland, Oregon 97204, for the following purposes:

     1.   To elect three members of the Board of Directors for three-year terms.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All shareholders are invited to attend the meeting. Holders of record of the Company's Common Stock at the close of business on September 10, 1997 are entitled to notice of and to vote at the meeting.


                                       By Order of the Board of Directors


                                       Frederick O. Paulsell
                                       Chairman of the Board



Portland, Oregon
September 12, 1997




     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, please promptly sign and date your enclosed proxy and return it in the postage paid envelope.

     A shareholder who completes and returns the proxy and subsequently attends the meeting may elect to vote in person, since a proxy may be revoked at any time before it is voted. Retention of the proxy is not necessary for admission to the meeting.

                                 PROXY STATEMENT



     The enclosed proxy is solicited by the Board of Directors of TRM Copy Centers Corporation (the "Company") for use at the annual meeting of shareholders to be held on Tuesday, October 28, 1997 at 9 a.m. at the U.S. Bancorp Tower, 41st Floor, John Elorriaga Auditorium, 111 S.W. Fifth Avenue, Portland, Oregon 97204, and at any adjournments thereof.

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the shareholders by the Company in connection with the annual meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone and personal contact. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies from brokers and other nominees at an estimated cost of $3,000. The Company's Annual Report to Shareholders covering its fiscal year ended June 30, 1997, which includes financial statements, is being mailed to shareholders together with these proxy materials on or about September 17, 1997.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. All valid proxies will be voted at the meeting in accordance with the instructions given. A shareholder may strike the names of the persons designated as proxies on the enclosed proxy and insert names of his or her own choosing. If no instructions are given, the proxies will be voted for the election of the nominees for director. At the meeting, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding will constitute a quorum for the transaction of business.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Holders of record of the Company's Common Stock at the close of business on September 10, 1997 will be entitled to vote on each matter presented at the annual meeting. On that date, 6,940,041 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on every matter submitted at the meeting. The Common Stock does not have cumulative voting rights.

     The following table shows the ownership of the Company's Common Stock on June 30, 1997 by (i) each person who, to the knowledge of the Company, beneficially owns more than 5 percent of the outstanding shares, (ii) each of the Company's directors, (iii) each of the Company's named executive officers and (iv) the Company's directors and executive officers as a group.

                                                                          Shares
    Beneficial Owner                       Address                  Beneficially Owned (1)         Percent
    ----------------                       -------                  ------------------             -------
Frederick O. Paulsell (2)        c/o 5208 N.E. 122nd Avenue                 912,092                 13.0%
                                 Portland, OR  97230-1074

Laifer Capital Management,       45 West 45th Street, 9th Floor             780,650                 11.3%
Inc. (3)                         New York, NY  10036

T. Rowe Price Associates,        100 East Pratt Street                      780,000                 11.3%
Inc. (4)                         Baltimore, Maryland  21202

Edwin S. Chan (5)                c/o 5208 N.E. 122nd Avenue                 557,423                  8.0%
                                 Portland, OR  97230-1074

--------------------------------
(footnotes on following page)


                                                                          Shares
    Beneficial Owner                       Address                  Beneficially Owned (1)         Percent
    ----------------                       -------                  ------------------             -------
Wellington Management           75 State Street                             554,500                 8.0%
Company, LLP (6)                Boston, MA 02109

Marcia W. Zech (7)              3041 60th Avenue, S.E.                      480,430                 6.9%
                                Mercer Island, WA  98040

Dimensional Fund                1299 Ocean Avenue, 11th Floor               361,600                 5.2%
Advisors, Inc. (8)              Santa Monica, CA 90401

Michael D. Simon                                                            324,420                 4.5%

Donald L. Van Maren (9)                                                     163,069                 2.3%

Sherman M. Coe                                                              152,288                 2.2%

Ralph R. Shaw                                                                41,750                    *

Robert A. Bruce                                                              45,863                    *

James W. Perris                                                              31,148                    *

Danial J. Tierney                                                            22,641                    *

Directors and executive                                                   2,261,227                30.0%
officers as a group (9
persons)

*  Represents less than 1 percent.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "SEC"), and includes voting power and dispositive power with respect to shares. Shares are held with sole voting and dispositive power unless otherwise indicated. Shares of Common
    Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage for the person holding such options, but are not deemed outstanding for computing the percentage for any other person. The numbers of shares that may be obtained upon exercise of options that are currently exercisable or exercisable within 60 days of June 30, 1997 are as follows: Mr. Paulsell, 85,000 shares; Mr. Chan,
    5,000 shares; Mr. Simon, 318,336 shares; Mr. Van Maren, 26,000 shares; Mr.
    Coe, 41,500 shares; Mr. Shaw, 41,750 shares; Mr. Bruce, 40,000 shares; Mr.
    Perris, 30,000 shares; Mr. Tierney, 22,000 shares; and all executive officers and directors as a group, 615,419 shares.
(2) The information excludes shares owned by Mr. Paulsell's children, all of whom are adults. The information also excludes 480,430 shares owned by Mr.
    Paulsell's former wife, Marcia W. Zech. Mr. Paulsell disclaims beneficial ownership of all such shares.
(3) This information is based upon a Schedule 13D filed with the Securities and Exchange Commission (the "SEC") on June 4, 1997, reporting that Laifer
    Capital Management, Inc. ("Laifer") had (i) sole voting power with respect to 534,450 shares and shared voting power with respect to no shares and (ii) sole dispositive power with respect to 534,450 shares and shared dispositive power with respect to 246,200 shares. The shares beneficially owned by Laifer include 410,850 shares beneficially owned by Laifer in its capacity as general partner of and investment adviser to Hilltop Partners, L.P. and 369,800 shares beneficially owned by Laifer in its capacity as investment adviser to various other clients.
(4) This information is based upon a Schedule 13G dated February 14, 1997 and filed with the SEC, reporting that T. Rowe Price Associates, Inc. had (i) sole voting power with respect to 355,000 shares and shared voting power with respect to no shares and (ii) sole dispositive power with respect to 780,000 shares and shared dispositive power with respect to no shares.
(5) The information provided includes 30,641 shares owned by Mr. Chan's wife and minor children.
(6) This information is based upon a Schedule 13G dated January 24, 1997 and filed with the SEC, reporting that Wellington Management Company, LLP had
    (i) sole voting power with respect to no shares and shared voting power with respect to 299,000 shares and (ii) sole dispositive power with respect to no shares and shared dispositive power with respect to all 554,500 shares.
(7) This information is based upon a Schedule 13G dated February 11, 1997 and filed with the SEC, reporting that Marcia W. Zech had (i) sole voting power with respect to 480,430 shares and shared voting power with respect to no shares and (ii) sole dispositive power with respect to 480,430 shares and shared dispositive power with respect to no shares. The information provided excludes shares owned by Mrs. Zech's children and other relatives, all of whom are adults. The information also excludes 912,092 shares beneficially owned by her former husband, Frederick O. Paulsell. Mrs. Zech disclaims beneficial ownership of all such shares.
(8) This information is based upon a Schedule 13G dated February 5, 1997 and filed with the SEC, reporting that Dimensional Fund Advisors, Inc. had (i) sole voting power with respect to 258,600 shares and shared voting power with respect to 103,000 shares and (ii) sole dispositive power with respect to all 361,600 shares.
(9) Mr. Van Maren's shares are held jointly with his wife.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of Messrs. Coe and Shaw expire in 1999. The terms of office of Messrs. Simon and Van Maren expire in 1998. The terms of office of Messrs. Paulsell, Stockton and Chan expire in 1997.

     Messrs. Paulsell, Stockton and Chan are nominated for three-year terms. Descriptions of the three nominees for election follow. For a description of the continuing directors, see "Background Information About Continuing Directors and Executive Officers."

     Frederick O. Paulsell, 58, has served as a director since 1984 and was elected Chairman of the Board in 1985. Since January 1995, Mr. Paulsell has been a partner at Olympic Capital Partners, P.L.L.C., a Seattle-based investment banking firm. From 1992 to 1994, he served as President of Paulsell & Reed, a Seattle investment firm. From 1987 to 1991, Mr. Paulsell served as President of Foster, Paulsell & Baker, Inc., also a Seattle investment firm. Mr. Paulsell serves on the Board of Directors of Costco Companies, Inc. and several privately held companies. He was Chairman of the Board of Ballard Computer, Inc., a Seattle-based computer hardware and software retailer that filed for bankruptcy in March 1995. Ballard is not affiliated in any way with the Company.

     Frederic P. Stockton, 45, was appointed President, Chief Executive Officer and a director in August 1997. Prior to joining TRM and since 1985, Mr. Stockton was employed by The Estey Corporation, a privately-held company with six business groups including vending, equipment distribution, food distribution, mobile catering, recreational properties and food service. Most recently and since 1994, he served as President and Chief Executive Officer. From 1985 to 1994, Mr. Stockton served as President of The Estey Corporation's Equipment Distribution Group. From 1978 to 1985, he was employed by Omark Industries (now The Oregon Cutting Systems Division of Blount, Inc.) in positions of increasing responsibility. Mr. Stockton holds a B.A. degree from the University of Washington.

     Edwin S. Chan, 65, has been a director of the Company since 1985, and was elected Vice Chairman in February 1995. He served as President and Chief Executive Officer of the Company from 1985 until retiring as an executive officer and becoming Vice Chairman. He also served as the Company's Chief Financial Officer from 1984 until becoming President.


     It is the intention of the persons named in the accompanying form of proxy to vote for the three nominees, unless other instructions are given. Proxies cannot be voted for more than three nominees. Directors are elected by the vote of a plurality of the shares cast in person or by proxy at the meeting. Accordingly, the three nominees receiving the most votes at the meeting will be elected director to serve for three-year terms. Abstentions and broker non-votes will have no effect on the results of the vote. If any nominee is unable to stand for election for any reason, proxies will be voted for the election of a substitute proposed by the Board of Directors.

                          BACKGROUND INFORMATION ABOUT
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

     Sherman M. Coe, 54, has served as a director since 1985. He has been President of Advanced Training Center, Inc., a vocational school, since 1977; Vice President of Gene Juarez Salons, Inc., a chain of beauty salons, since 1983; Vice President of Gene Juarez Beauty Academy, Inc., a vocational school, since 1987; and President of Charter Leasing Corporation and Financial Leasing Corporation, two vehicle and equipment leasing companies, since 1993.

     Ralph R. Shaw, 59, was elected to the Board of Directors in 1991. He previously served as a director of the Company from 1985 through 1986. Since February 1997, Mr. Shaw has been Chairman of Shaw Ventures, L.L.C., a venture capital firm. From March 1995 until February 1997, Mr. Shaw was Co-Chairman of Shaw, Glasgow & Co., L.L.C., a venture capital firm. Prior to that and since 1980, he served as President of Shaw Management Company, an investment counseling firm. Mr. Shaw is also the general partner of three venture capital firms: Shaw Venture Partners, formed in 1983; Shaw Venture Partners II, formed in 1987; and Shaw Venture Partners III, formed in 1994. He also serves on the Board of Directors of Schnitzer Steel Industries, Inc. During fiscal 1993, Mr. Shaw entered into a Settlement Agreement with the Securities and Exchange Commission relating to alleged violations of Section 16(a) of the Securities Exchange Act of 1934 and rules thereunder due to failure to report transactions in the common stock of two issuers other than the Company on a timely basis. As part of the Settlement Agreement, Mr. Shaw must permanently cease and desist from any further violations of such provisions.

     Michael D. Simon, 53, was elected President and Chief Executive Officer in February 1995 and served until his retirement as an executive officer in August 1997. From July 1994 until becoming President, he served the Company as a consultant. Prior to joining TRM and beginning in 1986, Mr. Simon was employed by Sequent Computer Systems, Inc., a high-performance computer company. His responsibilities over time at Sequent included executive responsibilities in marketing, sales, service, legal, corporate development and strategic planning. Most recently, he was a Senior Vice President at Sequent. Mr. Simon holds a B.S. degree from Pratt Institute and a Masters degree from Columbia University, both in electrical engineering.

     Donald L. Van Maren, 63, has served as a director of the Company since 1983. Mr. Van Maren is a private investor and has been President of Gems International, Inc., a gem broker, since 1979. Mr. Van Maren was self-employed as an optometrist through 1983.

     James W. Perris, 40, was elected Chief Operating Officer and Vice President of Operations of the Company in April 1995. Prior to joining TRM and since 1991, Mr. Perris was General Manager of Calbag Metals Co., a privately-held manufacturer and broker of nonferrous metals. From 1984 through 1991, he was employed at First Interstate Bank of Oregon in positions of growing responsibility. Mr. Perris holds a B.A. degree from Stanford University and an M.B.A. from the University of Oregon.

     Danial J. Tierney, 41, was named Vice President of Corporate Sales of the Company in July 1996. Prior to that and since January 1995, Mr. Tierney served the Company as Vice President of Sales and Marketing. For 16 years prior to joining TRM, Mr. Tierney was employed by Spectra Physics Scanning Systems, Inc. and its affiliates in various locations and in positions of increasing responsibility, most recently in Eugene, Oregon, as Director of Marketing. He holds a B.S. degree from the University of California, Berkeley, and an M.B.A. from the University of Santa Clara.

                              CORPORATE GOVERNANCE

     The Board of Directors has an Executive Committee, a Nominating Committee, an Audit Committee and a Compensation Committee. Messrs. Paulsell, Shaw, Simon and Stockton currently serve on the Executive Committee. The function of the Executive Committee is to act on an interim basis for the full Board. Messrs. Chan, as chairman, Paulsell and Simon currently serve on the Nominating Committee. The Nominating Committee was established during fiscal 1996 to assist, as needed, with finding qualified candidates to serve on the Company's Board of Directors. The Nominating Committee will consider nominations submitted by shareholders. Nominations should be submitted to the Corporate Secretary. Messrs. Coe, as chairman, and Van Maren currently serve on the Audit Committee. The Audit Committee has the responsibility of recommending the Company's independent auditors, reviewing the scope and results of audits, and overseeing such other matters relating to the integrity of the Company's finances and financial statements, as the Committee may consider appropriate. Messrs. Shaw, as chairman, and Paulsell currently serve on the Compensation Committee. The functions of the Compensation Committee are to approve the executive officers' compensation and to administer the Company's 1996 Stock Option Plan, when the full Board is not administering such Plan, and its Employee Stock Purchase Plan.

     The Board of Directors held six meetings during fiscal 1997. The Executive Committee met four times during fiscal 1997. The Nominating Committee did not meet. The Audit Committee met twice and the Compensation Committee met four times. During fiscal 1997, each incumbent director attended at least 75 percent of all meetings of the Board and Committees on which the director served.

     Directors who are not employees of the Company are paid fees of $2,000 per year plus $500 for each Board or Committee meeting attended. Members of the Executive Committee who are not employees receive an additional annual fee of $2,000. If Board and Committee meetings are held on the same day, only one attendance fee is paid. Pursuant to the Company's 1996 Stock Option Plan, each nonemployee director is automatically granted a nonstatutory stock option for 5,000 shares of the Company's Common Stock on the date of each annual shareholders meeting held during the time he or she serves as a nonemployee director. Each nonemployee director who is serving on the Executive Committee of the Board automatically is granted an additional nonstatutory stock option for 2,500 shares on the date of each annual shareholder meeting held during the time the director serves as a member of the Executive Committee. The exercise price for all options granted to nonemployee directors under the Plan is the fair market value of the Company's Common Stock on the date of grant. Each such option has a 10-year term and becomes fully exercisable on the first anniversary of the option grant, provided the director is then serving on the Board and, if applicable, on the Executive Committee.

     During fiscal 1997, nonemployee directors received the fees and automatic stock option grants described in the preceding paragraph. For serving as Chairman of the Board and as a member of the Executive Committee, Mr. Paulsell also received $3,000 a month during fiscal 1997, except for the months of November and December during which no fees were received. Also, during the year, Olympic Capital Partners, P.L.L.C., with whom Mr. Paulsell is a partner, provided investment banking services to the Company. Mr. Shaw also received $2,500 a month for serving as a member of the Executive Committee, except for the months of December and January during which no fees were received.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

The following table sets forth compensation paid during fiscal 1997 to the Chief Executive Officer and to certain other executive officers of the Company.

                                                   Annual                    Long-Term
                                                Compensation               Compensation
                                           ----------------------      ---------------------
           Name and                                                    Securities Underlying            Other
      Principal Position         Year      Salary         Bonus             Options (#)             Compensation (1)
      ------------------         ----      ------         -----             -----------             ------------
Michael D. Simon                 1997     $290,000          --                  59,000                 $5,184
  Former President and           1996     $300,000       $138,258              116,000                 $3,640
  Chief Executive                1995     $267,500 (3)      --                 300,000                    --
  Officer  (2)

James W. Perris                  1997     $118,983       $ 35,000               20,000                 $4,576
  Chief Operating Officer        1996     $110,000       $ 22,500                 --                   $1,456
  and Vice President of          1995     $ 18,333       $  5,000               75,000                    --
  Operations

Robert A. Bruce                  1997     $108,167       $ 29,250               10,000                 $4,180
  Former Chief Financial         1996     $100,000       $ 23,750               25,000                 $3,640
  Officer and Vice               1995     $ 88,500       $ 14,063               50,000                 $3,754
  President of Finance (4)

Danial J. Tierney                1997     $108,167       $ 30,000                 --                   $4,064
  Vice President of              1996     $110,000       $ 12,000                 --                   $2,438
  Corporate Sales                1995     $ 55,000       $  7,500               75,000                    --


(1) Reflects contributions by the Company to the Company's Profit Sharing
    Retirement Plan.
(2) Mr. Simon retired as an officer effective August 25, 1997.
(3) Includes consulting fees paid from July 1994 until January 31, 1995 and salary after Mr. Simon was elected President and Chief Executive Officer on February 1, 1995.
(4) Mr. Bruce resigned from the Company effective August 22, 1997.

Stock Option Grants in Last Fiscal Year
---------------------------------------

The following table provides information regarding stock options granted to certain executive officers in 1997.

                             Individual Grants
----------------------------------------------------------------------------------
                                        Percent of
                                           Total                                         Potential Realizable Value
                       Numbers of         Options                                         at Assumed Annual Rates
                          Shares         Granted to                                     of Stock Price Appreciation
                       Underlying      Employees in      Exercise                          for Option Term (2)
                         Options          Fiscal         Price per      Expiration    --------------------------------
      Name             Granted (1)         Year            Share            Date            5%               10%
      ----             -----------     ------------    ------------     ----------    -------------    ---------------
Michael D. Simon        59,000 (3)         40.3%          $10.375        10/22/06       $ 384,962          $ 975,570

Robert A. Bruce         10,000 (4)          6.8%          $10.375        10/22/06       $  65,248          $ 165,351

James W. Perris         20,000 (4)         13.7%          $ 9.875        12/17/06       $ 124,207          $ 314,764


(1) Under terms of the option agreements, the options are subject to accelerated vesting in the event of a future change in control of the Company.
(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.
(3) The option vests 40% after the first year, 30% after the second year, 20% after the third year and 5% after the fourth and fifth years and the option vests in full on termination without cause, death, disability, or a significant change in job responsibilities.
(4) The option vests 20% a year over five years from the date of grant.

Option Exercises and Holdings
-----------------------------

The following table indicates (i) stock options exercised by the executive officers during the last fiscal year, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of June 30, 1997 and (iii) the fiscal year-end value of "in-the-money" unexercised options.

                                                             Number of Unexercised              Value of Unexercised
                                                               Options at Fiscal                In-The-Money Options
                                                                  Year End (#)                 at Fiscal Year End (2)
                                                         -----------------------------     ------------------------------
                          Shares
                         Acquired
                            on            Value
      Name              Exercise (#)   Realized (1)      Exercisable     Unexercisable     Exercisable      Unexercisable
      ----              ------------   ------------      -----------     -------------     -----------      -------------
Michael D. Simon           40,000        $236,650          312,504          122,496        $ 1,724,689       $   30,624

James W. Perris              --             --              30,000           65,000        $   127,500       $  206,250

Robert A. Bruce              --             --              40,000           45,000        $   206,250       $   71,250

Danial J. Tierney            --             --              22,000           45,000        $   143,000       $  292,500


(1) Aggregate market value of the shares covered by the option, less the aggregate price paid by the executive.
(2) Based on the fair market value of the Company's stock as of June 30, 1997.
    Values are stated on a pretax basis.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

Compensation Committee
----------------------

     All of the actions regarding compensation of executive officers of the Company in fiscal 1997 were taken by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of two outside directors. Pursuant to authority delegated by the Board, the Committee makes determinations concerning compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. During fiscal 1997, the Committee also administered the Company's 1996 Stock Option Plan and the Company's Restated 1986 Stock Incentive Plan.

Chief Executive Officer Compensation
------------------------------------

     In January 1995, Michael D. Simon and the Company entered into an employment letter agreement whereby Mr. Simon was appointed President and Chief Executive Officer of the Company for the period from February 1, 1995 to September 30, 1996. In May 1996, Mr. Simon's employment letter agreement was revised to extend Mr. Simon's employment. The revised agreement provided that Mr. Simon's base compensation would continue at $300,000 per year and any cash bonuses for periods beginning after February 1, 1997 would be at the discretion of the Board of Directors. The terms of the revised employment agreement reflected negotiations between the Company and Mr. Simon and the Committee's evaluation of Mr. Simon's performance as Chief Executive Officer, including his efforts to enhance long-term shareholder value and his contributions to improving profits and revenues and the long-term growth prospects for the Company. The number of option shares granted to Mr. Simon during fiscal 1997 was based on negotiations between the Company and Mr. Simon and the directors' subjective determination of the number of shares needed to adequately compensate Mr. Simon and to provide a significant incentive for him to exert his best efforts on the Company's behalf and to continue with the Company on a longer-term basis.

Executive Officer Compensation
------------------------------

     The Company's executive compensation program consists of base salary, annual cash incentive compensation in the form of discretionary bonuses and discretionary long-term incentive compensation in the form of stock options. This program is designed to reflect pay for performance that is tied to the Company's, as well as individual performance.

     The fiscal 1997 salaries established for executive officers other than the Chief Executive Officer were determined by the Committee after considering the Company's size and complexities relative to other public companies. In determining salaries, the Committee took into account job responsibilities, individual experience and individual performance.

     Discretionary bonuses were paid to each executive officer other than the Chief Executive Officer for fiscal 1997 based on Company and individual performance.

     The Company has a stock option plan in which key employees of the Company, including executive officers, are eligible to participate. The Board of Directors believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain key employees, to provide an incentive for them to exert their best efforts on behalf of the Company and to further align their interests with shareholders. Stock option grants to certain executive officers during fiscal 1997 are reflected in the Summary Compensation Table and the stock option tables.

     Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. It is anticipated that the levels of salary and bonus to be paid by the Company will not exceed that limit.



                                  Compensation Committee Report Submitted By:

                                  Ralph R. Shaw, Chairman
                                  Frederick O. Paulsell

Stock Performance Graph

     The following graph provides a comparison of the cumulative total shareholder return for the period June 30, 1992 through June 30, 1997 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (US) and (iii) the Nasdaq Retail Trade Index, in each case assuming the investment of $100 on June 30, 1992 and the reinvestment of any dividends.


[Graphic line chart depicting stock performance]


                  6/30/92  12/31/92   6/30/93  12/31/93   6/30/94  12/31/94   6/30/95  12/31/95   6/30/96  12/31/96   6/30/97
                --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
TRM               100.000    98.113    90.566    84.906    43.396    39.623    49.057    79.245    83.962    73.585    80.189
--------------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Nasdaq (US)       100.000   121.120   125.761   139.038   126.968   135.912   169.477   192.207   217.593   236.402   264.614
--------------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Nasdaq Retail     100.000   113.710   106.259   119.988   105.780   109.317   119.113   120.428   144.768   143.574   154.383
--------------- --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending June 30, 1998. This firm has served as the Company's auditors since 1987. The decision of the Board of Directors is based on the recommendation of the Audit Committee. Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Reports of all transactions in the Company's Common Stock by insiders are required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). One stock transaction relating to stock owned by Mr. Paulsell's former wife and minor stepson was reported late on one Form 4 for fiscal 1997.

                              SHAREHOLDER PROPOSALS

     A proposal by a shareholder for inclusion in the Company's proxy statement and form of proxy for the 1998 annual meeting of shareholders must be received by the Company at 5208 N.E. 122nd Avenue, Portland, Oregon 97230 on or before May 20, 1998 in order to be eligible for such inclusion.


                                  OTHER MATTERS

     The notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting. As of the date of this proxy statement, the Board of Directors has been advised of no matters to be presented for discussion at the meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the shareholders.



Portland, Oregon
September 12, 1997

----- PLEASE MARK VOTES                            REVOCABLE PROXY                                     With-      For All
| X | AS IN THIS EXAMPLE                     TRM COPY CENTERS CORPORATION                  For         hold       Except
-----                                                                                      -----       -----      -----
                                                                  ELECTION OF DIRECTORS    |   |       |   |      |   |
                                                                                           -----       -----      -----
       THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS FOR                             Frederick O. Paulsell, Frederic P. Stockton and
      THE 1997 ANNUAL MEETING OF SHAREHOLDERS --                  Edwin S. Chan to serve for three-year terms;
                  OCTOBER 28, 1997
                                                                  INSTRUCTION:  To withhold authority to vote for any
  The undersigned hereby appoints Frederick O. Paulsell           individual nominee, mark "For All Except" and write
and Michael D. Simon, and each of them, as proxies with           that nominee's name in the space provided below.
full power of substitution, and authorizes them to
represent and to vote on behalf of the undersigned all            ------------------------------------------------------
shares which the undersigned would be entitled to vote
if personally present at the 1997 Annual Meeting of                  Either or both of the proxies (or substitutes)
Shareholders of TRM COPY CENTERS CORPORATION to be held           present at the meeting may exercise all powers granted
on October 28, 1997, and any adjournments thereof, with           hereby.
respect to the following:
                                                                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
                                                                  IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                  SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL
                                                                  BE VOTED FOR THE ELECTION OF DIRECTORS.  IN ADDITION,
                                                                  THE PROXIES MAY VOTE AT THEIR DISCRETION ON SUCH OTHER
                                      ----------------------      MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
                                      | Date               |
   Please be sure to sign and date    |                    |      Please date and sign below exactly as your name
     this Proxy in the box below.     |                    |      or names appear hereon.  If more than one name appears,
------------------------------------------------------------      all should sign.  Joint owners should each sign
|                                                          |      personally.  Corporate proxies should be signed in full
|                                                          |      corporate name by an authorized officer and attested.
|                                                          |      Persons signing in a fiduciary capacity should indicate
---Shareholder sign above---Co-holder (if any) sign above---      their full title and authority.

                           Detach above card, sign, date and mail in postage paid envelope provided.


                                                TRM COPY CENTERS CORPORATION
                                       5208 N.E. 122nd Avenue - Portland, Oregon 97230

-------------------------------------------------------------------------------------------------------------------------
|                                                   PLEASE ACT PROMPTLY                                                 |
|                                         SIGN, DATE & MAIL YOUR PROXY CARD TODAY                                       |
-------------------------------------------------------------------------------------------------------------------------